Press Release
Exhibit 99.1
FOR IMMEDIATE RELEASE
Company Contact:
Jill Hewitt
Senior Vice President
OceanFirst Financial Corp.
Tel: (732)240-4500, ext. 7513
email: jhewitt@oceanfirst.com

OCEANFIRST BANK ANNOUNCES
EXECUTIVE MANAGEMENT TEAM APPOINTMENTS

RED BANK, NEW JERSEY, December 3, 2018…OceanFirst Financial Corp. (NASDAQ:OCFC “OceanFirst”), the holding company for OceanFirst Bank N.A. (“the Bank”), announced several members of the Bank’s senior leadership team have been appointed to new positions. These appointments, all effective January 1, 2019, reinforce the Bank’s strategic efforts to drive growth, innovation, extraordinary customer service, and deliver shareholder value:

•	Joseph J. Lebel, Executive Vice President, to Chief Operating Officer;

•	Joseph R. Iantosca, Executive Vice President, to Chief Information Officer; and

•	Michele Estep promoted to Executive Vice President and Chief Administrative Officer.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the announcements, “OceanFirst has an extraordinary depth of talent at all levels of our Company, including executive leadership. I am pleased to announce our decision to appoint Joe Lebel to the expanded responsibilities of Chief Operating Officer from his current position of Chief Banking Officer.” Maher continued, “As the Bank grows, the application of technology is a significant opportunity and one of our largest priorities. With the designation of a Chief Information Officer we will sharpen our focus on this important strategic objective and we are fortunate that Joe Iantosca, our current Chief Administrative Officer, has the expertise to lead us in this area. Michele Estep joined the Bank with the acquisition of Sun Bancorp. Inc. earlier this year and in a short time has proven to be a great asset. Michele has been promoted to Executive Vice President and Chief Administrative Officer and I believe Michele with be a valuable addition to our executive management team.”
The executive management appointments also include the reorganization of information security and regulatory compliance responsibilities to Grace Vallacchi, Executive Vice President and Chief Risk Officer. The remaining members of the executive management team remain in their current roles. The Bank announced the retirement of Gary Hett, Executive Vice President and Chief Human Resources Officer, effective December 31, 2018. Michele Estep, Executive Vice President and Chief Administrative Officer, will assume responsibility for human resources.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $7.6 billion regional bank operating throughout New Jersey, metropolitan Philadelphia and metropolitan New York City.  OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements
In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “should,” “may,” “view,” “opportunity,” “potential,” or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area, accounting principles and guidelines and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.